UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2009
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)	48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On February 12, 2009, the Board of Directors (the “Board”) of Lear Corporation (the “Company”) amended Article II, Section 2.2 and Article III, Section 3.2 of the By-Laws of the Company (the “By-Laws”), to adopt a majority vote standard in non-contested elections of the Board beginning with the Company’s 2010 annual meeting of stockholders. The new majority vote standard provides that to be elected in a non-contested election, a director nominee must receive a majority of the votes cast such that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. A plurality vote standard will be retained for the election of directors only in the event of a contested election.
Further, if an incumbent director nominee is not elected in a non-contested election, such director shall promptly tender his or her resignation to the Board for consideration in accordance with the Company’s Corporate Governance Guidelines.
The Amended and Restated By-Laws are effective February 12, 2009 and are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 8 — Other Events
Item 8.01 Other Events
On February 12, 2009, the Board also approved an amendment to the Company’s Corporate Governance Guidelines that requires any incumbent director who is not elected to the Board in a non-contested election to promptly tender his or her resignation.
The text of the Corporate Governance Guidelines amendment states:
     “III. Voting for Directors and Resignation Policy Relating to Majority Voting in Director Elections
          In accordance with the Company’s by-laws, commencing with the 2010 annual meeting of stockholders of the Company, except in the case of a Contested Election (as defined in Section 3.2 of the Company’s by-laws), a director nominee must receive the vote of a majority of votes cast with respect to his or her election in order to be elected or re-elected to the Board. An incumbent director must tender his or her resignation immediately following the certification of the stockholder vote relating to such director’s election if he or she fails to receive the number of votes required for re-election.
          Within 90 days following such certification of the stockholder vote, the Nominating and Corporate Governance Committee will determine whether to accept the director’s resignation or take other action and will submit such recommendation for prompt consideration by the Board. The Board will act promptly on the Committee’s recommendation and will disclose its decision whether to accept the director’s tendered resignation (and the reasons for rejecting the resignation, if applicable) in a Form 8-K furnished with the United States Securities and Exchange Commission. The Nominating and Corporate Governance Committee may consider any factors that such committee deems relevant in determining whether to accept a director’s resignation. In the event that one or more directors’ resignations are accepted by the Board, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.
          Any incumbent director who fails to receive the votes required for re-election in an election other than a Contested Election and who tenders his or her resignation pursuant to the Company’s by-laws shall remain active and engaged in Board activities until the Board accepts his or her resignation; provided, however, it is expected that such incumbent director shall voluntarily recuse himself or herself from participation in any proceedings or consideration by the Nominating and Corporate Governance Committee or the Board regarding whether to accept such director’s resignation or to take other action with respect to such director.”
The Company’s Corporate Governance Guidelines are available on its public website at www.lear.com.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description

3.1	By-Laws of Lear Corporation, amended as of February 12, 2009.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: February 17, 2009	By:	/s/ Terrence B. Larkin
		Name:	Terrence B. Larkin
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	By-Laws of Lear Corporation, amended as of February 12, 2009.

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